Amendment No. 2 to Participation Agreement

Among

PACIFIC LIFE INSURANCE COMPANY

FIRST TRUST VARIABLE INSURANCE TRUST,

and

FIRST TRUST PORTFOLIOS, L.P.

Pacific Life Insurance Company, on its own behalf and on behalf of each of its segregated asset accounts, First Trust Variable Insurance Trust and First Trust Portfolios, L.P., have previously entered into a Fund Participation Agreement dated May 1, 2012 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2.	The changes set forth herein shall be effective as of October 1, 2015.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of October 6, 2015.

PACIFIC LIFE INSURANCE COMPANY

By its authorized officer,

By: /s/ Anthony J. Dufault
Name: Anthony J. Dufault
Title: Assistance Vice President

Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary

FIRST TRUST VARIABLE INSURANCE TRUST

By its authorized officer,

By: /s/ Mark R. Bradley
Name: Mark R. Bradley
Title: President

FIRST TRUST PORTFOLIOS, L.P.

By its authorized officer,

By: /s/ Mark R. Bradley
Name: Mark R. Bradley
Title: CFO and COO

SCHEDULE B

Designated Portfolios

First Trust/Dow Jones Dividend & Income Allocation Portfolio

First Trust Multi-Income Allocation Portfolio

First Trust Dorsey Wright Tactical Core Portfolio

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